UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 15, 2013

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana	59401
(Address of principal executive offices)	(Zip Code)

(800) 570-5688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2013, Rebecca Howell changed roles from corporate controller of Gas Natural Inc. (the “Company”) to heading up a team devoted to implementing new accounting software for the Company.

Also on July 15, 2013, the Company appointed Donald R. Whiteman, age 72, as the corporate controller. Mr. Whiteman started his career as the controller of Magnetics International, Inc., a publicly-held manufacturer of industrial products. After Magnetics International was sold in 1985, Mr. Whiteman served as corporate controller for various privately-held companies. From 2004 to 2009, Mr. Whiteman served as corporate controller of 2020 Train Avenue, a wholly-owned subsidiary of OsAir, Inc. (“OsAir”), which operates as a property developer and manufacturer of industrial gases for pipeline delivery. In 2009, he was appointed corporate controller of OsAir when 2020 Train Avenue was sold. Richard M. Osborne, the Company’s chief executive officer, is the president and chief executive officer of OsAir.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

/s/ Thomas J. Smith
Name: Thomas J. Smith
Title: Vice President and Chief Financial Officer

Dated: July 19, 2013

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